Exhibit 10.21

AMENDMENT TO
PERMITTING AND RECLAMATION PLAN SETTLEMENT
     AGREEMENT FOR THE STATE OF WEST VIRGINIA
THIS AMENDMENT (this “Amendment”) to the Permitting and Reclamation Plan Settlement Agreement for the State of West Virginia (as it may be amended or modified from time to time, the "Settlement Agreement") is made and entered into as of July 25, 2016, by and among Alpha Natural Resources, Inc. ("ANR"), on behalf of itself and its debtor-affiliates (collectively with ANR, the "Debtors" or, when used in reference to such Debtors on or after the Effective Date (as defined herein), the "Reorganized Debtors"), Contura Energy, Inc. (the "Purchaser") and the West Virginia Department of Environmental Protection (the "Department" and, collectively with the Debtors and the Purchaser, the "Parties").
WHEREAS, on July 12, 2016, the Parties entered into the Settlement Agreement;
WHEREAS, Exhibit 1 to the Settlement Agreement did not aggregate the amount of Self-Bonds at the Active and Inactive Sites as contemplated in the Settlement Agreement;
WHEREAS, the Debtors have updated Exhibit 1 to include aggregate amounts for all of their Self-Bonds;
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:
1.Substitution of Exhibit 1. Exhibit 1 of the Settlement Agreement is hereby replaced in its entirety with Exhibit 1 hereto.
2.Authority and Validity. Each Party otherwise represents, warrants and acknowledges, as of the date hereof, that: (a) it has all the requisite authority to execute and deliver this Amendment; (b) such Party's execution and delivery of, and performance under, this Amendment have been duly authorized by all necessary action, and no other action or proceeding is necessary to authorize and approve this Amendment or the other documents and instruments contemplated hereby to which it is contemplated to be a party or any of the transactions contemplated herein or therein; (c) this Amendment has been duly executed and delivered by such Party and constitutes a legal, valid and binding agreement by it, enforceable against it in accordance with the terms of this Amendment; and (d) the execution, delivery and performance by such Party (when such performance is due) of this Amendment does not and shall not (i) violate any provision of law, rule or regulation applicable to it or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.
3.Execution in Counterpart. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the Parties to this Amendment may be transmitted by facsimile or by electronic mail, and such transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

ALPHA NATURAL RESOURCES, INC., on behalf of itself and its debtor-affiliates	WEST VIRGINIA DEPARTMENT OF ENVIRONMENTAL PROTECTION
/s/ Mark M. Manno	/s/ Kristin A. Boggs
By: Mark M. Manno Its: EVP, General Counsel, CPO & Secretary	By: Kristin A. Boggs Its: General Counsel

CONTURA ENERGY, INC.
/s/ John DeGroote
By: John DeGroote Its: President & Secretary